UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ROMAN DBDR TECH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:
#Crypto #Cryptocurrency #BTC #Bitcoin #CryptoRewards #RewardsCards #GeminiEarn #CryptoPayments #CryptoExchange	Wes Robinson 626-201-2928 wrobinson@olmsteadwilliams.com

CompoSecure Partners with a Leading Cryptocurrency Exchange
on Innovative Crypto Reward Payment Card

Gemini will debut metal credit card that offers instant crypto rewards

Somerset, NJ – Aug 23, 2021 – CompoSecure Holdings, L.L.C. (“CompoSecure”), a leading provider of premium financial payment cards and emergent provider of cryptocurrency storage and security solutions, today announced that it will manufacture a new crypto rewards credit card for Gemini. Gemini is a crypto platform, working with Mastercard and WebBank, the issuer and lender, on this innovative rewards credit card that will allow cardholders to earn up to 3% back on purchases in bitcoin or the more than 40 cryptocurrencies available on Gemini.

The Gemini crypto rewards credit card demonstrates how the blockchain and cryptocurrency market category is being supported by banks with innovative financial products. In fact, Bank of America recently reported that 21% of banks have incorporated some form of blockchain technology into their businesses. According to the report, some of the world’s largest banks have already begun deploying services to support blockchain or cryptocurrency, including: JPMorgan, Citibank, Wells Fargo, US Bank and Signature Bank.

“This is an important moment for CompoSecure and the industry concerning the intersection between payments and cryptocurrency,” said Jon Wilk, President and CEO of CompoSecure, which recently announced it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR) (“Roman DBDR”), a special purpose acquisition company. “Gemini’s strong value proposition combined with our premium payment cards can quickly deliver an innovative approach toward rewards that will drive the cryptocurrency market forward.”

The Gemini Credit Card offering includes a metal credit card with features such as crypto rewards on purchases, instant rewards1, no annual fee, a security-first design and instant access to a virtual card after approval. Crypto rewards will automatically be deposited into the cardholder’s Gemini account.

The Gemini Credit Card is expected to launch in all 50 U.S. states this summer and can be used wherever Mastercard is accepted. Consumers will have the choice of black, silver or rose gold. Currently, more than 300,000 customers have signed up on Gemini’s waitlist. For Gemini users or others interested in signing up to the waitlist, please visit: gemini.com/credit-card/waitlist.

The Gemini cards utilize CompoSecure's metal dual-interface construction that enables contactless purchases. To speed up production and reduce time to market, Gemini selected CompoSecure for its innovative technology, creative design and manufacturing capabilities. For more information on metal payment card design and manufacturing, visit www.composecure.com.

1 Some exclusions apply in which rewards are deposited when the transaction clears.

Media Contact:
#Crypto #Cryptocurrency #BTC #Bitcoin #CryptoRewards #RewardsCards #GeminiEarn #CryptoPayments #CryptoExchange	Wes Robinson 626-201-2928 wrobinson@olmsteadwilliams.com

On April 19, 2021, CompoSecure announced that it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR), a special purpose acquisition company. Upon closing of the proposed merger, the combined company will operate as CompoSecure, Inc. and plans to trade on the Nasdaq stock market. The transaction reflects a pro forma enterprise value for the combined company of approximately $1.2 billion. The transaction is expected to close in the third quarter of 2021 and remains subject to approval by Roman DBDR stockholders and other customary closing conditions.

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, sell and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.arculus.co.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The Company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit https://www.romandbdr.com/. Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Media Contact:
#Crypto #Cryptocurrency #BTC #Bitcoin #CryptoRewards #RewardsCards #GeminiEarn #CryptoPayments #CryptoExchange	Wes Robinson 626-201-2928 wrobinson@olmsteadwilliams.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the transaction described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and the timing of the ArculusTM launch and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the transaction; the inability to recognize the anticipated benefits of the proposed transaction, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed transaction. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed transaction, which is expected to be filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

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Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: William Maina, ICR for CompoSecure, (646) 277-1236, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.